                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              STRYKER CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                              STRYKER CORPORATION
                                 P.O. BOX 4085
                         KALAMAZOO, MICHIGAN 49003-4085

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 21, 1998
                           -------------------------

     The Annual Meeting of Stockholders of Stryker Corporation will be held on Tuesday, April 21, 1998, at 2:00 p.m., at the Radisson Plaza Hotel at The Kalamazoo Center, Kalamazoo, Michigan, for the following purposes:

     1. To elect seven directors;

     2. To consider and act upon adoption of the 1998 Stock Option Plan; and

     3. To transact such other business as may properly come before the meeting.

     All stockholders are cordially invited to attend the meeting. Only holders of record of Common Stock at the close of business on February 27, 1998 are entitled to notice of and to vote at the meeting. If you attend the meeting, you may vote in person if you wish, even though you previously have returned your proxy.

     A copy of the Company's 1997 Annual Report is enclosed.

                      STOCKHOLDERS ARE URGED TO COMPLETE,
                      DATE AND SIGN THE ENCLOSED PROXY AND
                     RETURN IT IN THE ACCOMPANYING ENVELOPE

                                          David J. Simpson,
                                          Secretary

March 12, 1998

                              STRYKER CORPORATION
                                 P.O. BOX 4085
                         KALAMAZOO, MICHIGAN 49003-4085
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Stryker Corporation of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 21, 1998, and at all adjournments thereof. The solicitation will begin on or about March 12, 1998.

     All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted FOR the election of the seven nominees named under "Election of Directors," unless authority to do so is withheld with respect to one or more of such nominees, and FOR the adoption of the 1998 Stock Option Plan (the "1998 Plan"). A stockholder may revoke a proxy at any time prior to the voting thereof.

     Brokers holding shares of Common Stock for beneficial owners must vote those shares according to specific instructions they receive from the owners. If instructions are not received, brokers may vote those shares at their discretion except on matters, such as the adoption of the 1998 Plan, as to which the rules of the New York Stock Exchange preclude brokers from exercising their voting discretion. On such matters, the absence of instructions results in a "broker non-vote." Directors will be elected by a plurality of the votes cast at the meeting. Approval of the adoption of the 1998 Plan will require a majority of the votes cast. Votes that are withheld with respect to the election of directors will be excluded entirely from the calculation and will have no effect on the outcome. With respect to the adoption of the 1998 Plan, abstentions and broker non-votes will have the effect of reducing the number of required affirmative votes. In addition, a proxy will be voted in the discretion of the proxyholders with respect to such other business as may properly come before the meeting.

     There were outstanding as of the close of business on February 27, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, 96,235,065 shares of Common Stock of the Company. Each share is entitled to one vote on each matter brought before the meeting.

     Any proposal that a stockholder may desire to present to the 1999 Annual Meeting must be received by the Company at the above address on or prior to November 12, 1998 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy for such meeting.

                      BENEFICIAL OWNERSHIP OF MORE THAN 5%
                        OF THE OUTSTANDING COMMON STOCK

     As used in this proxy statement, "beneficial ownership" means the sole or shared power to direct the voting and/or disposition of shares of Common Stock. In addition, a person is deemed to have beneficial ownership of any shares of Common Stock that such person has the right to acquire within 60 days.

     The following table sets forth, as of January 31, 1998 except as otherwise indicated, certain information with respect to the beneficial ownership of Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

  NAME AND ADDRESS                                                                     PERCENT
OF BENEFICIAL OWNER                                             NUMBER OF SHARES       OF CLASS
-------------------                                             ----------------       --------
Arcadia Bank and Trust Company(1)...........................       22,850,100           23.8%
P.O. Box 50566
Kalamazoo, Michigan 49005

Putnam Investments, Inc.(2).................................        7,441,304            7.7%
One Post Office Square
Boston, Massachusetts 02109

-------------------------
(1) Arcadia Bank and Trust Company owns such shares as Trustee of a trust for the benefit of members of the Stryker family (the "Stryker Trust"). Under the terms of the trust agreement, an Advisory Committee, consisting of Jon
    L. Stryker, Patricia A. Short, Ronda E. Stryker, Gerard Thomas and Elizabeth
    S. Upjohn-Mason, has full voting and disposition power with respect to the shares of Common Stock owned by the Stryker Trust. Ronda E. Stryker is currently a director of the Company. A majority vote of the Advisory Committee is necessary with respect to matters regarding the shares of Common Stock held in the Stryker Trust, including voting and disposition.

(2) Based solely upon information contained in a Schedule 13G, dated January 16, 1998, filed with the Securities and Exchange Commission. According to the
    Schedule 13G, Putnam Investments, Inc. ("PI") and certain registered investment advisers that are wholly owned by PI are considered "beneficial owners" of an aggregate of 7,441,304 shares of Common Stock that are, in turn, beneficially owned by clients of such investment advisers, including members of the Putnam family of mutual funds and certain other institutional clients. Of the total amount reported beneficially owned by PI, Putnam Investment Management, Inc. has shared dispositive power over 7,025,317 shares of Common Stock and The Putnam Advisory Company, Inc. has shared voting power over 222,187 shares and shared dispositive power over 415,987 shares. PI is a wholly owned subsidiary of Marsh & McLennan Companies, Inc.

                              BENEFICIAL OWNERSHIP
                                 OF MANAGEMENT

     The following table sets forth certain information with respect to the ownership of shares of Common Stock by the current directors of the Company, all of whom are standing for reelection, the Named Executives referred to under the caption "Executive Compensation" and all executive officers and directors of the Company as a group.

                                                                NUMBER OF SHARES AND
                                                                PERCENT OF CLASS OF
                                                                COMMON STOCK OF THE
                                                                   COMPANY OWNED
                                                                 BENEFICIALLY AS OF
NAME                                                            JANUARY 31, 1998(1)
----                                                            --------------------
John W. Brown...............................................      4,657,378 (4.8%)
Howard E. Cox, Jr. .........................................        182,400
Ronald A. Elenbaas..........................................        316,472
Donald M. Engelman, Ph.D. ..................................         65,600
Jerome H. Grossman, M.D. ...................................         61,200
William T. Laube............................................        348,590
John S. Lillard.............................................        144,420
Edward B. Lipes.............................................        154,901
William U. Parfet...........................................         21,800
David J. Simpson............................................        346,620
Ronda E. Stryker............................................     25,260,320(26.3%)(2)
Executive officers and directors as a group (15 persons)....     31,682,301(32.7%)(2)

-------------------------
(1) Except for the shared beneficial ownership of 22,850,100 shares of Common Stock attributed to Ms. Stryker as a member of the Advisory Committee of the Stryker Trust, all as more fully set forth above under "Beneficial Ownership of More Than 5% of the Outstanding Common Stock," such persons hold sole voting and disposition power with respect to the shares shown in this column. Includes 186,000 shares for Mr. Brown, 20,200 shares for Mr. Cox, 60,000 shares for Mr. Elenbaas, 64,200 shares for Dr. Engelman, 20,200 shares for Dr. Grossman, 89,000 shares for Mr. Laube, 12,000 shares for Mr. Lillard, 108,000 shares for Mr. Lipes, 1,800 shares for Mr. Parfet, 92,000 shares for Mr. Simpson, 4,000 shares for Ms. Stryker and 733,000 shares for executive officers and directors as a group that may be acquired within 60 days after January 31, 1998 upon exercise of options. Does not include shares of Common Stock owned by the Company's Savings and Retirement Plan as to which executive officers may give voting instructions on certain non-routine matters that do not include either of the matters to be considered at the Annual Meeting. Such number of shares does not exceed 2,000 in the case of any executive officer. Ownership percentages representing less than one percent of the class outstanding have been omitted.

(2) Includes the shared beneficial ownership of 22,850,100 shares of Common Stock held in the Stryker Trust and attributed to Ms. Stryker as a member of the Advisory Committee of the Stryker Trust, all as more fully set forth above under "Beneficial Ownership of More Than 5% of the Outstanding Common Stock." 7,616,700 of the shares in the Stryker Trust are held for the benefit of Ms. Stryker.

                               ELECTION OF DIRECTORS

     Seven directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. All of the nominees listed below are currently members of the Board of Directors. The nominees for directors have consented to serve if elected and the Company has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board of Directors. Should additional persons be nominated for election as directors, the seven persons receiving the greatest number of votes shall be elected.

     The following information respecting the nominees has been furnished by them. Unless otherwise indicated, such persons have held the positions described below for more than five years.

              NAME, AGE, PRINCIPAL OCCUPATION                 DIRECTOR
                   AND OTHER INFORMATION                       SINCE
              -------------------------------                 --------
JOHN W. BROWN, age 63.......................................    1977
  Chairman of the Board, since January 1981, and President
  and Chief Executive Officer of the Company, since February
  1977. Also a director of Lunar Corporation, a medical
  products company, First of America Bank Corporation, a
  bank, Arthur D. Little, Inc., an international management
  consulting company, the Health Industry Manufacturers
  Association and the American Business Conference.
HOWARD E. COX, JR., age 54..................................    1974
  Co-Managing Partner of Greylock Capital Limited
  Partnership, since February 1987, a General Partner of
  Greylock Partners & Co., Greylock Ventures Limited
  Partnership and Greylock Investments Limited Partnership,
  venture capital limited partnerships, since January 1979,
  May 1983, and January 1985, respectively, and affiliated
  with Greylock Management Corporation, an investment
  services organization, since August 1971. Also a director
  of The Vincam Group, Inc., a professional employer
  organization.
DONALD M. ENGELMAN, PH.D., age 57...........................    1989
  Eugene Higgins Professor of Molecular Biophysics and
  Biochemistry, Yale University, since 1979, with assignment to Yale College, the Graduate School and the Medical
  School. Blaise Pascal Professor, Fondacion de L'Ecole
  Normale Superieure, Paris, since September 1997. Member,
  National Academy of Science, since April 1997.
JEROME H. GROSSMAN, M.D., age 58............................    1982
  Chairman and Chief Executive Officer of Health Quality,
  LLC, a corporation that develops and markets health
  outcomes products and services, and Chairman Emeritus of
  New England Medical Center, Inc., since 1995, and Fellow,
  Harvard University, Kennedy School of Government, since
  1996. Prior to 1995, Chairman of the Board and Chief
  Executive Officer of New England Medical Center, Inc.,
  from 1984, and President of New England Medical Center
  Hospitals from 1979 to 1984. Also Chairman, Federal
  Reserve Bank of Boston until 1997, a director of Arthur D.
  Little, Inc., an international management consulting
  company, and Adesso Corporation, a health maintenance
  insurance organization, and a trustee of Wellesley
  College.

              NAME, AGE, PRINCIPAL OCCUPATION                 DIRECTOR
                   AND OTHER INFORMATION                       SINCE
              -------------------------------                 --------
JOHN S. LILLARD, age 67.....................................    1978
  Corporate Director and Consultant since January 1996;
  Chairman-Founder of JMB Institutional Realty Corp., a
  registered real estate investment advisory firm, from
  January 1992 to December 1995, and President thereof from
  April 1979 to January 1992. Also a director of Cintas
  Corporation, a uniform rental and manufacturing
  corporation, and Wintrust Financial Corporation and Lake
  Forest Bancorporation, bank holding companies.
WILLIAM U. PARFET, age 51...................................    1993
  Co-Chairman of MPI Research, a drug safety and
  pharmaceutical development company, since January 1996.
  Prior thereto, President and Chief Executive Officer of
  Richard-Allan Medical Industries, Inc., a manufacturer of
  medical products, from October 1993. Prior thereto, Vice
  Chairman of the Board of The Upjohn Company, a
  manufacturer of pharmaceutical, chemical and agricultural
  products, April 1992 to September 1993, President thereof
  from January 1991 to April 1992 and Executive Vice
  President from January 1989 to January 1991. Also a
  director of Pharmacia & Upjohn, Inc., a pharmaceutical and healthcare company, CMS Energy Corporation, a global
  utility and energy company, and Sybron International
  Corp., a dental and laboratory supply company.
RONDA E. STRYKER, age 43....................................    1984
  Granddaughter of the founder of the Company and daughter
  of the former President of the Company. Also a director of the Kalamazoo Foundation and a trustee of Kalamazoo
  College and Spelman College.

     The Board of Directors has designated from among its members an Audit Committee which has general charge of the review of the Company's financial and accounting practices and controls. It also meets with the Company's independent accountants to determine the scope of the annual audit and review the reports and recommendations of such accountants on the results of such audit. The Audit Committee, which currently consists of Mr. Parfet (Chairman), Dr. Engelman and Mr. Lillard, met twice during 1997. The Board of Directors has also designated a Compensation Committee, which currently consists of Ms. Stryker (Chairman), Dr. Engelman and Mr. Parfet, and a Stock Option Committee, which currently consists of Ms. Stryker (Chairman) and Mr. Lillard. The duties of these committees are described below under "Executive Compensation -- Report of Compensation and Stock Option Committees on Executive Compensation." The Board of Directors has not designated a nominating committee or other committee performing a similar function. Such matters are discussed by the Board as a whole.

                             DIRECTOR COMPENSATION

     The Board of Directors held five meetings during 1997. All of the directors attended more than 75% of the total meetings of the Board and all committees of which they were members in 1997. Directors who are not employees received directors' fees of $2,750 for each Board meeting attended and a fixed annual fee of $17,500. Directors who are also members of committees of the Board received a fee of $1,500 per day for committee meetings attended if such meetings were held on the same day as a Board meeting and $2,750 per day if such meetings were held on a day on which there was not a Board meeting. The Company also makes $50,000 of group life insurance available to its outside directors. In addition, Mr. Cox and Dr. Grossman consult with the Company with respect to long-range planning. Mr. Cox received $13,750 and Dr. Grossman received $11,000 for these services in 1997. Also, $128,783 was paid to Dr. Engelman in 1997 as a consultant to the Company on its bone growth project.

                             EXECUTIVE COMPENSATION

GENERAL

     Set forth below is certain summary information with respect to the compensation of the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer (based on amounts reported as salary and bonus for 1997) who were serving as executive officers at December 31, 1997 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                               ------------
                                                                                SHARES OF
                                                       ANNUAL COMPENSATION     COMMON STOCK     ALL OTHER
                                                      ---------------------     UNDERLYING     COMPENSATION
       NAME AND PRINCIPAL POSITION            YEAR    SALARY($)    BONUS($)     OPTIONS(#)        ($)(1)
       ---------------------------            ----    ---------    --------    ------------    ------------
John W. Brown.............................    1997     550,000     500,000       200,000         110,000
  Chairman of the Board, President and        1996     500,000     450,000        40,000(2)       88,000
  Chief Executive Officer                     1995     475,000     300,000            --          33,000
Ronald A. Elenbaas........................    1997     310,000     300,000        40,000          61,050
  Vice President; President, Stryker          1996     275,000     245,000        40,000(2)       48,950
  Surgical Group                              1995     260,000     170,000            --          27,000
William T. Laube..........................    1997     275,000     165,000        25,000          46,750
  Vice President; President, Stryker          1996     260,000     150,000        40,000(2)       45,100
  Pacific                                     1995     240,000     150,000            --          33,000
Edward B. Lipes...........................    1997     300,000     200,000        40,000          55,000
  Vice President; President, Osteonics        1996     275,000     200,000        40,000(2)       50,050
  Corp.                                       1995     250,000     180,000            --          33,000
David J. Simpson..........................    1997     299,583     260,000        40,000          57,704
  Vice President, Chief Financial Officer     1996     274,583     225,000        40,000(2)       49,454
  and Secretary                               1995     249,583     175,000            --          33,000

-------------------------
(1) Represents the Company's contributions, including matching of voluntary contributions by such person, under its 401(k) plan and its supplemental deferred compensation plan.

(2) Excludes options granted on February 20, 1996 for 40,000 shares that were canceled on April 24, 1996 upon the grant of new stock options.

STOCK OPTIONS

     The following table contains information covering options to purchase shares of the Company's Common Stock granted to the Named Executives in 1997 pursuant to the Company's 1988 Stock Option Plan (the "1988 Plan").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  NUMBER OF
                                  SHARES OF
                                    COMMON       PERCENT OF
                                    STOCK          TOTAL
                                  UNDERLYING      OPTIONS
                                   OPTIONS       GRANTED TO     EXERCISE
                                   GRANTED      EMPLOYEES IN     PRICE       EXPIRATION           GRANT DATE
             NAME                   (#)(1)          1997         ($/SH)         DATE         PRESENT VALUE ($)(2)
             ----                 ----------    ------------    --------     ----------      --------------------
John W. Brown.................      50,000           5.9        28.375      March 3,  2007           564,500
                                   150,000          17.8        31.125      April 29, 2007         1,860,000
Ronald A. Elenbaas............      40,000           4.7        28.375      March  3, 2007           451,600
William T. Laube..............      25,000           3.0        28.375      March  3, 2007           282,250
Edward B. Lipes...............      40,000           4.7        28.375      March  3, 2007           451,600
David J. Simpson..............      40,000           4.7        28.375      March  3, 2007           451,600

-------------------------
(1) Such options were granted at 100% of fair market value on the date of grant and become exercisable as to 20% of the shares covered thereby on each of the first five anniversary dates of the date of grant.

(2) The Grant Date Present Value has been calculated using the Black-Scholes option pricing model and assumes a risk-free rate of return of 5.65%, an option term of ten years, a dividend yield of approximately 0.4% and a stock volatility of 29.4%. No adjustment was made for nontransferability or forfeitures. Such assumptions are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy. Such information, which is presented in accordance with the requirements of the Securities and Exchange Commission, is not necessarily indicative of the actual value that such options will have to the Named Executives, which will be dependent upon market prices for the Common Stock.

     The following table sets forth information with respect to option exercises during 1997 by the Named Executives and as to the unexercised options held by them at December 31, 1997.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                    NUMBER OF SHARES
                                                                       UNDERLYING           VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                                                                   FISCAL YEAR-END(#)       FISCAL YEAR-END($)(1)
                                       SHARES                    ----------------------    -----------------------
                                      ACQUIRED        VALUE
                                     ON EXERCISE    REALIZED          EXERCISABLE/              EXERCISABLE/
              NAME                       (#)         ($)(1)          UNEXERCISABLE              UNEXERCISABLE
              ----                   -----------    --------         -------------              -------------
John W. Brown....................          --              --       176,000/244,000          5,126,000/2,144,500
Ronald A. Elenbaas...............          --              --         52,000/80,000          1,190,880/1,039,000
William T. Laube.................          --              --         84,000/65,000            2,074,000/905,875
Edward B. Lipes..................      60,000       1,939,950         96,000/84,000          2,520,160/1,143,240
David J. Simpson.................      12,000         473,190         84,000/80,000          2,026,720/1,039,000

-------------------------
(1) Calculated by determining the difference between the exercise price and the closing price of the Company's Common Stock as reported by The Nasdaq Stock Market prior to July 24, 1997 and The New York Stock Exchange-Composite Transactions thereafter for the exercise date or December 31, 1997, as the case may be.

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION

     There are three basic elements in the Company's executive compensation program -- base salary, bonus and stock options. The Compensation Committee, which reviews executive compensation on an annual basis and is responsible for determinations regarding base salary and bonuses, formally met once during 1997 and held informal discussions on several occasions during the year. The members of the Compensation Committee, each of whom is an independent outside director, are Ms. Stryker (Chairman), Dr. Engelman and Mr. Parfet. Stock option awards are made by the Stock Option Committee, the members of which are Ms. Stryker (Chairman) and Mr. Lillard.

     The salaries of the Company's executive officers for 1997 were determined at the meeting of the Compensation Committee held in December 1996. Prior to such meeting, the members of the Committee were provided with broad-based survey reports on executive compensation prepared by the Health Industry Management Association and The Conference Board that provided compensation information for companies in the health care industry and U.S. corporations generally. While information concerning the compensation of most of the companies included in the Standard & Poor's Health Care (Medical Products and Supplies) 500 Index (see "Performance Graph," below) was included in at least one of such reports, the particular reports were selected for the general information contained therein. The Chief Executive Officer reviewed the overall performance of each of the other executive officers during the year with the Committee at its December meeting. Based on a subjective evaluation of such performance and the Company's overall performance during the prior year and, in the case of division officers, that of the respective divisions, as well as general consideration of the information contained in the survey reports reviewed, the base salaries of the Company's executive officers, including Mr. Brown, were established by the Committee.

     A substantial portion of annual compensation of each of the Named Executives consists of the bonus element. In determining the amount of the bonus to be paid to each Named Executive, the Compensation Committee initially reviews the results of mathematical computations in which actual performance of the Company, in the case of Mr. Brown (the Chief Executive Officer) and Mr. Simpson (the Chief Financial Officer), whose responsibilities are at the corporate level, and of the operations for which such person had direct management responsibility, in the case of the other three Named Executives, is compared to goals and objectives established at the beginning of the year and a percentage so determined is applied to the dollar bonus potential established for each person at the beginning of the year. The bonus potential is established in the same general manner as salaries, with the view that, if the full potential is attained, the Named Executive's total cash compensation should be in the upper end of the range for companies of a comparable size. The primary element in such calculation for the Named Executives other than Mr. Brown in 1997, accounting for approximately 60% to 75%, was earnings growth. The other factors related to sales or order growth, asset management (accounts receivable and inventory) and cash flow in the case of Mr. Elenbaas, Mr. Laube and Mr. Lipes, and cash flow, tax management and expense control in the case of Mr. Simpson. In Mr. Brown's case, a number of performance targets were considered, including growth in Company-wide earnings and orders and profit and sales growth for specific operations. The final determination of the actual bonuses paid to the Named Executives included a subjective evaluation of individual performance in light of the competitive environment in the operations for which they have responsibility and other challenges faced by such persons and achievements by them during the year.

     The Company has had stock option plans in effect since it became a publicly-held company in 1979. The purpose of these plans has been to provide executive officers and other employees with a personal and financial interest in the success of the Company through stock ownership, thereby aligning the long-range interests of such persons with those of stockholders by providing them with the opportunity to build a meaningful stake in the Company. Historically, stock options have had significant value to optionees, reflecting the appreciation in the market value of the Common Stock. The determination with respect to the number of options to be granted to any particular executive officer is subjective in nature and no specific performance measures or factors are applied. The number and status of options previously granted to an individual are not accorded significant weight in the determination. Current option grants are intended to encourage performance that will result in continued appreciation. Outstanding option grants, all of which have a ten-year term, become exercisable as to 20% on the first anniversary of the date of grant and as to an additional 20% on each successive anniversary. Accordingly, to realize the full value thereof, an executive officer must remain in the Company's employ for five years from the date of grant. Management of the Company believes that the stock option plans have been helpful in attracting and retaining skilled executive personnel.

     Section 162(m) of the Internal Revenue Code limits the deductibility by a publicly-held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other Named Executive to $1 million. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. The 1998 Plan limits the number of options that may be granted to any employee or director in any calendar year to 500,000, thereby ensuring that gain recognized on the exercise of options will be treated as performance-based compensation. It is the Committee's intent that executive compensation generally be deductible. However, the Committee will authorize compensation that is not entirely deductible when doing so is consistent with its other compensation objectives and overall compensation philosophy.

     Compensation Committee
          Ronda E. Stryker, Chairman
          Donald M. Engelman
          William U. Parfet
     Stock Option Committee
          Ronda E. Stryker, Chairman
          John S. Lillard

PERFORMANCE GRAPH

     Set forth below is a graph comparing the total returns (assuming reinvestment of dividends) of the Company, the Standard & Poor's MidCap 400 Index and the Standard & Poor's Health Care (Medical Products and Supplies) 500 Index. The graph assumes $100 invested on December 31, 1992 in the Company's Common Stock and each of the indices.

                                 [LINE GRAPH]

                                                                                         S&P Health
               Measurement Period                     Stryker          S&P MidCap         Care 500
             (Fiscal Year Covered)                  Corporation        400 Index           Index
1992                                                      $ 100.00         $  100.00         $  100.00
1993                                                         72.39            113.95             76.26
1994                                                         94.37            109.87             90.43
1995                                                        135.04            143.86            152.85
1996                                                        154.21            171.49            175.42
1997                                                        192.84            226.80            218.71

     A similar graph that assumes $100 invested on December 31, 1987 in the Company's Common Stock and each of the indices is set forth below in order to illustrate the relative performance on a longer-term basis.

                                 [LINE GRAPH]

                                                                                         S&P Health
               Measurement Period                     Stryker          S&P MidCap         Care 500
             (Fiscal Year Covered)                  Corporation        400 Index           Index
1987                                                      $    100          $    100          $    100
1988                                                        115.70            120.87             94.35
1989                                                        212.10            163.83            129.44
1990                                                        267.81            155.44            151.90
1991                                                        857.90            233.31            248.43
1992                                                        672.32            261.11            212.85
1993                                                        486.66            297.54            162.32
1994                                                        634.47            286.87            192.49
1995                                                        907.93            375.64            325.33
1996                                                       1036.77            447.77            373.39
1997                                                       1296.53            592.19            465.51

                       ADOPTION OF 1998 STOCK OPTION PLAN

     The Company has had stock option plans in effect since it became a public company in 1979 in order to provide employees and directors with a personal and financial interest in the success of the Company and to enable the Company to compete with others for the services of new employees and directors. Management believes that these plans have been helpful in attracting and retaining skilled personnel. No options may be granted under the 1988 Plan after April 27, 1998. Excluding options that were canceled or expired, options covering an aggregate of 5,348,000 shares have been granted under the 1988 Plan.

     The Board of Directors has recommended that the stockholders authorize the continuance of the stock option program by adopting the 1998 Plan. The following is a summary of the 1998 Plan, a copy of which will be sent to stockholders upon request.

     The 1998 Plan provides for the grant of options covering up to 10,000,000 shares of Common Stock, which may be authorized but unissued shares or treasury shares. If any option granted under the 1998 Plan is canceled or expires for any reason prior to being exercised in full, the unpurchased shares may again be subjected to an option under the 1998 Plan. The 1998 Plan contains an anti-dilution provision, which provides for adjustment in the number of shares in the event of stock splits, stock dividends and the like.

     Options may be granted under the Plan to any employee or director of the Company and its subsidiaries. The persons to whom options will be granted and the terms thereof will be determined by the Stock Option Committee appointed by the Board of Directors, except that the full Board of Directors shall make such determination in the case of the non-employee directors. The number of shares subject to stock options that may be granted to any employee or director in any calendar year is limited to 500,000. This limitation is intended to ensure that the gain recognized on the exercise of stock options by the Company's highest paid executive officers will be treated as performance-based compensation and, therefore, not subject to the $1 million limitation on the deductibility of executive compensation imposed by Section 162(m) of the Internal Revenue Code.

     The Stock Option Committee (or the Board of Directors, in the case of options granted to non-employee directors) is authorized to prescribe the times at which an option may be exercised and the number of shares as to which an option may be exercised at such times. However, no option may be exercised before the expiration of one year from the date of grant, except in the case of the merger, consolidation, sale of assets or dissolution of the Company or if the optionee ceases to be an employee or director by reason of death, disability or retirement, or more than ten years after the date of grant, and no option may be granted after April 20, 2008. Under the 1998 Plan, the option price cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. The option price may be paid in cash, shares of Common Stock of the Company valued at the fair market value thereof on the date of exercise or any combination of cash and Common Stock. In addition, if the Stock Option Committee (or the Board of Directors, in the case of options granted to non-employee directors) so provides, payment of the exercise price may be made by delivering the exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price in full. The closing price of the Common Stock as reported on The New York Stock Exchange-Composite Transactions on February 27, 1998 was $40.9375.

     The Stock Option Committee (or the Board of Directors in the case of options granted to non-employee directors) may provide at the time of grant that the optionee may transfer any nonstatutory stock option granted under the 1998 Plan to or for the benefit of one or more members of the optionee's immediate family. Otherwise, options under the 1998 Plan are exercisable during the optionee's lifetime only by the optionee and may not be transferred except by will or the laws of descent and distribution. The options terminate one month after the optionee ceases to be an employee or director, except that in the case of termination of employment because of death, disability or retirement, the options terminate one year thereafter. In the case of termination of employment because of death, disability or retirement or if otherwise approved by the Stock Option Committee (or the Board of Directors, in the case of options granted to non-employee directors), an option may be exercised during the applicable period following termination with respect to all or any part of the shares subject thereto regardless of whether the option was fully vested at the time of termination.

     The Board of Directors may terminate or amend the 1998 Plan, but the Board may not, without stockholder approval, increase the number of shares covered by the 1998 Plan or the limitation on the number of shares subject to options granted to any person in a calendar year, reduce the minimum purchase price or extend the term of the 1998 Plan or the maximum term of any option granted thereunder.

     Options granted under the 1998 Plan will be designated to be "nonstatutory stock options" or "incentive stock options" under Section 422 of the Internal Revenue Code. The grant of an option will have no immediate tax consequences to the optionee or the Company.

     The exercise of a nonstatutory stock option will require an optionee to include in income, as compensation, the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of a nonstatutory stock option, an optionee will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is in receipt of income in connection with the exercise of a nonstatutory stock option.

     If the optionee exercises an incentive stock option and does not dispose of the acquired shares within two years after the date of grant of the option nor within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), the optionee will realize no compensation income and any gain or loss that the optionee realizes on a subsequent disposition of such shares will be treated as long-term capital gain or loss. For purposes of computing the alternative minimum tax, however, the option generally will be treated as if it were a non-qualified stock option. If an optionee makes a disqualifying disposition, the optionee will be required to include in income, as compensation, the lesser of (i) the difference between the option price and the fair market value of the acquired shares on the exercise date or (ii) the amount of gain realized on such disposition. In addition, depending on the amount received as a result of such disposition, the optionee may realize long or short-term capital gain or loss. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is in receipt of compensation income as a result of a disqualifying disposition. If there is no disqualifying disposition, no deduction will be available to the Company.

     Approval of the proposed amendment of the 1998 Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board of Directors recommends that stockholders vote FOR the adoption of the 1998 Plan.

                                 MISCELLANEOUS

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP, independent accountants, to audit the accounts of the Company and its subsidiaries for the year 1998. Ernst & Young LLP has acted in this capacity for many years. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

OTHER ACTION

     The management has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. If any additional matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

EXPENSES OF SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding proxy material to the beneficial owners of the stock held of record by such person.

                                          By Order of the Board of Directors

                                          David J. Simpson,
                                          Secretary

March 12, 1998

                                  APPENDIX


                             1998 Stock Option Plan
                                       of
                              STRYKER CORPORATION



     1. Purpose. The purpose of the 1998 Stock Option Plan of Stryker Corporation (the "Plan") is to advance the interests of Stryker Corporation (the "Company") and its subsidiaries by providing a larger personal and financial interest in the success of the Company and its subsidiaries to employees and directors upon whose judgment, interest and special efforts the Company and its subsidiaries are dependent for the successful conduct of its and their operations and to enable the Company and its subsidiaries to compete effectively with others for the services of new employees and directors as may be needed for the continued improvement of the enterprise. It is believed that the acquisition of such interest will stimulate the efforts of such employees and directors on behalf of the Company and its subsidiaries and strengthen their desire to continue to serve the Company and its subsidiaries.

     2. Participants. Options may be granted under the Plan to any employee or director of the Company and its subsidiaries. The employees and directors of the Company and its subsidiaries to whom options are granted and the terms of such options shall be determined by the Stock Option Committee appointed pursuant to Section 10 hereof, except that the full Board of Directors, acting by affirmative vote of a majority of the directors then in office, shall make such determinations in the case of directors who are not also employees of the Company or any subsidiary ("Non-Employee Directors"). A grantee may hold more than one option. The number of shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company subject to options that may be granted under this Plan in any calendar year to any employee or director shall not exceed 500,000 (the "Annual Limit"). To the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shares subject to options that are canceled shall continue to be counted against the Annual Limit and, if the purchase price of the shares subject to an option is reduced after the grant of such option, the transaction shall be treated as a cancellation of such option and the grant of a new option and both options shall be counted against the Annual Limit.

     Nothing contained in this Plan, nor in any option granted pursuant to this Plan, shall confer upon any employee or director any right to the continuation of his or her employment or directorship nor limit in any way the right of the Company or its subsidiaries to terminate such employment or directorship at any time.

     As used herein, the term "subsidiary" shall mean any present or future entity that is controlled by the Company, directly or through one or more intermediaries.

     3. Effectiveness and Termination of Plan. This Plan shall become effective upon approval thereof by the holders of a majority of the votes cast at a meeting held, among other things, for such purpose, provided that the total vote cast on the proposal represents over 50% in interest of the Common Stock entitled to vote at the meeting. The date of the meeting at which such approval is given shall be the adoption date of this Plan. This Plan shall terminate on the earliest of (i) ten (10) years from its adoption date (ii) when all shares of Common Stock that may be issued under this Plan shall have been issued through exercise of options granted under this Plan or (iii) at any earlier time that the Board of Directors may determine.

     Any option outstanding under this Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of this Plan.

     4. The Common Stock. The aggregate number of shares of Common Stock of the Company that may be issued under this Plan shall consist of 10,000,000 shares, subject to further adjustment as provided in Section 7 hereof. Such number of shares may be set aside out of the authorized but unissued shares of Common Stock of the Company not reserved for any other purpose or out of shares of Common Stock held in or acquired for the treasury of the Company. All or any shares of Common Stock subjected under this Plan to an option that, for any reason, is canceled, terminates, lapses or expires unexercised as to such shares may again be subjected to an option under this Plan.

     5.  Types of Options and Terms and Conditions.

     (a) Options granted under this Plan shall be in the form of (i) incentive stock options as defined in Section 422 of the Code ("incentive stock options") or (ii) options not qualifying under said Section ("nonstatutory stock options").

     (b) Options may be granted at any time and from time to time prior to the termination of this Plan. Except as hereinafter provided, all options granted pursuant to this Plan shall be subject to the following terms and conditions:

           (i) Price. The purchase price of the shares of Common Stock issuable upon exercise of options granted under this Plan shall be not less than 100% of the fair market value of the Common Stock on the date of the grant of the option. For purposes of this Plan, "fair market value" of the Common Stock shall mean the closing sales price of the Common Stock (or the closing bid, if no sales were reported) as reported on the New York Stock Exchange-Composite Transactions for the last market trading day prior to the time of determination or, if the Common Stock is not then listed on the New York Stock Exchange, the price determined in good faith by the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors). The purchase price shall be paid in full at the time of such purchase, in (A) cash,
      (B) shares of Common Stock of the Company (which, in the case of shares acquired upon exercise of an option, must have been owned for more than six months) valued at the fair market value of the Common Stock on the date of purchase or (C) any combination of cash and Common Stock. In addition, if the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) so provides at the time of grant, an option may be exercised by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price and applicable withholding taxes in full and such other documents as the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) may determine. The purchase price shall be subject to adjustment, but only as provided in Section 7 hereof.

           (ii) Duration and Exercise of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the date the particular option is granted. Options shall be exercisable as provided by the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) at the time of grant thereof.

           (iii) Termination of Employment or Service as a Director. Upon the termination of the grantee's employment or service as a director, his or her rights to exercise an option shall be only as follows:

      Death, Disability or Retirement. If the grantee's employment is terminated by reason of death, disability or retirement, the grantee or the grantee's estate may, within one year following such termination, exercise the option with respect to all or any part of the shares of Common Stock subject thereto, regardless of whether the right to purchase such shares had accrued on or before the last day on which the grantee was either an employee or director of the Company or any subsidiary. If an incentive stock option is exercised after the exercise period that is applicable for purposes of Section 422 of the Code, such option shall be treated as
      a nonstatutory stock option.   For purposes of this Plan, "disability"
      shall mean qualifying for and receiving payments under a disability pay plan of the Company or any subsidiary and "retirement" shall mean termination of employment with the Company and/or its subsidiaries on or after the grantee's 65th birthday or the grantee's 60th birthday if the grantee has completed ten (10) years of service with the Company and/or its subsidiaries.

      Other Reasons. If the grantee ceases to be an employee or director for any reason other than those provided above under "Death, Disability or Retirement," the grantee or the grantee's estate (in the event of the grantee's death after such termination) may, within the one month period following such termination, exercise the option with respect to only such number of shares of Common Stock as to which the right of exercise had accrued on or before the last day on which the grantee was either an employee or director of the Company or any subsidiary unless the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) determines that the option shall be exercisable as to a greater portion thereof.

      General. Notwithstanding the foregoing, no option shall be exercisable in whole or in part (A) after the termination date provided in the option, or (B) except as provided in the second paragraph of Section 10 or in the event of termination of employment or service as a director because of disability, retirement or death, unless the grantee shall have continued in the employ of, or to serve as a director of, the Company or one of its subsidiaries for one year following the date the option was granted. A grantee's "estate" shall mean the grantee's legal representatives upon the grantee's death or any person who acquires the right under the laws of descent and distribution to exercise an option by reason of the grantee's death.

           (iv) Transferability of Option. Except as otherwise provided herein, options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the grantee's lifetime only by him or her. A grantee may transfer any nonstatutory stock option granted under this Plan to members of his or her immediate family (defined as a spouse, children and/or grandchildren) or to one or more trusts for the benefit of such family members if the instrument evidencing such option expressly so provides and the grantee does not receive any consideration for the transfer; provided, however, that any such transferred option shall continue to be subject to the same terms and conditions that were applicable to such option immediately prior to its transfer (except that such transferred option may not be further transferred by the transferee during the transferee's lifetime). An option and all rights thereunder shall terminate immediately if the holder attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any person except as permitted herein.

           (v) Surrender of Options. The Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) may require the surrender of outstanding options as a condition precedent to the grant of new options. Upon each such surrender, the option or options surrendered shall be canceled and the shares of Common Stock of the Company previously subject to the option or options under this Plan shall thereafter be available for the grant of options under this Plan.

           (vi) Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) shall deem appropriate.

     (c) Incentive stock options granted pursuant to this Plan shall be subject to all the terms and conditions included in subsection (b) and to the following terms and conditions:

           (i) No incentive stock option shall be granted to an individual who is not an employee of the Company or a "subsidiary corporation" as defined in Section 424(f) of the Code;

           (ii) No incentive stock option shall be granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company; and

           (iii) No incentive stock option may be granted under this Plan if such grant, together with any applicable prior grants that are incentive stock options within the meaning of Section 422(b) of the Code, would exceed any maximum established under the Code for incentive stock options that may be granted to an individual employee.

     6. Rights of a Shareholder. A recipient of an option shall have no rights as a shareholder with respect to any shares issuable or transferable upon exercise thereof until the date of issuance of a stock certificate for such shares. Except as otherwise provided pursuant to Section 7 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such stock certificate.

     7. Adjustment of and Changes in Common Stock. In the event that the shares of Common Stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend or a dividend on the shares of Common Stock of rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject or that may become subject to an option under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and references herein to the Common Stock shall be deemed to be references to any such stock or other securities as appropriate. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or that may be granted under this Plan, such adjustments shall be made in accordance with such determination. Fractional shares resulting from any adjustment in options pursuant to this Section 7 may be settled in cash or otherwise as the Board of Directors shall determine. Notice of any adjustment shall be given by the

Company to each holder of an option that shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

     8. Securities Act Requirements. No option granted pursuant to this Plan shall be exercisable in whole or in part, and the Company shall not be obligated to sell any shares of Common Stock subject to any such option, if such exercise and sale would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other Federal or State statutes having similar requirements), as in effect at that time. Each option shall be subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

     9. Withholding. Appropriate provision (which may, in accordance with rules determined by the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors), include the election by the grantee to have the Company withhold from the Common Stock to be issued upon exercise of an option a number of shares having an aggregate fair market value that would satisfy the withholding amount due or to deliver to the Company shares of Common Stock already owned having such aggregate fair market value to satisfy the withholding amount) shall be made for all taxes required to be withheld from shares of Common Stock issued under this Plan under the applicable laws or other regulations of any governmental authority, whether federal, state or local, and domestic or foreign. To that end, the Company may at any time take such steps as it may deem necessary or appropriate (including sale or retention of shares) to provide for payment of such taxes.

     10. Administration and Amendment of Plan. The Board of Directors shall appoint a Stock Option Committee composed of two or more directors. The Board of Directors (but not the Stock Option Committee) may from time to time remove members from such Committee or add members thereto, and vacancies in such Committee, however caused, shall be filled by the Board. The Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) from time to time may adopt rules and regulations for carrying out this Plan. The interpretation and construction by the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) of any provision of this Plan or any option granted pursuant hereto shall be final and conclusive. No member of the Stock Option Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to this Plan or any option granted pursuant thereto. The Board of Directors (but not the Stock Option Committee) may from time to time make such changes in and additions to this Plan as it may deem proper and in the best interests of the Company, without further action on the part of the shareholders of the Company except as required by law, regulation or by the rules of the principal trading market of the Company's Common Stock at that time; provided, however, that, unless the shareholders of the Company shall have first approved thereof (i) except as provided in Section 7 hereof, the total number of shares of Common Stock subject to this Plan and the Annual Limit shall not be increased and the minimum purchase price shall not be changed (ii) no option shall be exercisable more than ten (10) years after the date it is granted and (iii) the expiration date of this Plan shall not be extended.

     The Board of Directors shall have the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution or of any consolidation or merger of the Company with or into any other corporation, to amend all outstanding options to permit the exercise of all such options prior to the effectiveness of any such transaction and to terminate such options as of such effectiveness. If the Board of Directors shall exercise such power, all options then outstanding and subject to such requirement shall be deemed to have been amended to permit the exercise thereof in whole or in part by the grantee at any time or from time to time as determined by the Board of Directors prior to the effectiveness of such transaction and such options shall be deemed to terminate upon such effectiveness.

                             STRYKER CORPORATION
                P.O. BOX 4085, KALAMAZOO, MICHIGAN 49003-4085
P                       ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 21, 1998


R
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STRYKER CORPORATION

O
           The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 12, 1998, hereby appoints John S. Lillard and Ronda E. Stryker, and each of them,
X Proxies, with full power of substitution in each, to represent and to vote, as designated below, all shares of Common Stock of Stryker Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 21, 1998, and at all
Y          adjournments thereof, as set forth on the reverse side hereof.


             ELECTION OF DIRECTORS, NOMINEES:      COMMENTS: (change of address)
             John W. Brown, Howard E. Cox, Jr.,
             Donald M. Engelman, Ph.D., Jerome     ----------------------------
             H. Grossman, M.D., John S. Lillard,
             William U. Parfet, Ronda E. Stryker.  ----------------------------

                                                   ----------------------------

                                                   ----------------------------
                                                   (If you have written in the
                                                   above space, please mark the
                                                   corresponding box on the
                                                   reverse side of this card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY BOXES, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------


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

[X]  Please mark your   -                                         |   5869
     votes as in this  |                                           -
     example.

     EVERY PROPERLY SIGNED PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN ITEM 1, FOR THE PROPOSED ADOPTION OF THE 1988 STOCK OPTION PLAN AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS REFERRED TO IN ITEM 3.

--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES:
--------------------------------------------------------------------------------
                 FOR WITHHELD Withhold      2.Approval of   FOR  AGAINST ABSTAIN
1.Election of   [   ] [   ]   authority to    the adoption [   ]  [   ]   [   ]
  directors                   vote for all    of the 1998
  (see reverse).              nominees.       Stock Option
                                              Plan.

FOR all nominees (except those whose        3.In their discretion, the Proxies
names are listed below):                      authorized to vote in accordance
                                              with their own judgment upon
-----------------------------------           such other matters as may
                                              properly come before the meeting.

                                             CHANGE OF ADDRESS/           [   ]
                                             COMMENTS ON REVERSE SIDE
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                                       (Please mark, date and sign as your
                                       name appears hereon and return in the
                                       enclosed, postage paid envelope.  If
                                       acting as executor, administrator,
                                       trustee, guardian, etc., you should so
                                       indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.)


                                       -----------------------------------------

                                                                           1998
                                       -----------------------------------------
                                       SIGNATURE(S)                    DATE

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